UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2016

Shell Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36710	46-5223743
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Shell Plaza 910 Louisiana Street Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 241-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2016, Shell Midstream Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, its general partner Shell Midstream Partners GP LLC (collectively, the “Partnership Parties”) and Barclays Capital Inc. (the “Underwriter”), providing for the offer and sale by the Partnership (the “Offering”), and the purchase by the Underwriter, of 10,500,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $33.25 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriter an option for a period of 30 days to purchase up to an additional 1,575,000 Common Units on the same terms.

The Offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-207759) (the “Registration Statement”), which became effective automatically upon filing with the Securities and Exchange Commission on November 3, 2015. The Offering was made under the prospectus supplement dated May 18, 2016 (the “Prospectus Supplement”), and the accompanying prospectus, dated November 2, 2015, constituting a part of the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriter may be required to make in respect of those liabilities.

The Offering is expected to close on May 23, 2016, subject to customary closing conditions. The Partnership expects to receive proceeds (net of underwriting discounts and structuring fees and estimated offering expenses) from the Offering of approximately $345.6 million. As described in the Prospectus Supplement, the Partnership intends to use the net proceeds from the Offering and from its general partner’s proportionate capital contribution to fund a portion of the purchase price for the previously announced acquisition of an additional 30.0% interest in Zydeco Pipeline Company LLC, an additional 1.0% interest in Bengal Pipeline Company, LLC and an additional 3.0% interest in Colonial Pipeline Company.

As more fully described in the Prospectus Supplement, the Underwriter and its affiliates are full service institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage services. The Underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Partnership and its affiliates, for which they received or may in the future receive customary fees and expenses. In connection with these services, the Underwriter or its affiliates have received or may receive customary fees and reimbursement of expenses.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

1.1	Underwriting Agreement dated May 18, 2016, by and among Shell Midstream Partners, L.P., Shell Midstream Partners GP LLC and Barclays Capital Inc.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

8.1	Opinion of Baker Botts L.L.P. relating to tax matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELL MIDSTREAM PARTNERS, L.P.

By:	Shell Midstream Partners GP LLC,
its general partner

By:	/s/ Lori M. Muratta
Lori M. Muratta
Vice President, General Counsel and Secretary

Date: May 19, 2016

INDEX TO EXHIBITS

Number	Description

1.1	Underwriting Agreement dated May 18, 2016, by and among Shell Midstream Partners, L.P., Shell Midstream Partners GP LLC and Barclays Capital Inc.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

8.1	Opinion of Baker Botts L.L.P. relating to tax matters.